                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 4th day of November, 1996, by and between ADVO, Inc., a Delaware corporation (the "Company"), and Gary M. Mulloy (the "Employee").

                                    RECITALS

     A. The Employee has valuable knowledge, experience, and abilities which the Company requires for the conduct of its business, and the Company desires to employ the Employee as an officer of the Company and to obtain the benefit of Employee's knowledge, experience and abilities.

     B. The Employee is willing to serve as an officer of and be employed by the Company.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

     1.   Position and Responsibilities.
          -----------------------------

     1.1 As of the date of this Agreement, the Company shall employ and the Employee shall serve the Company in an executive capacity as President and Chief Operating Officer of the Company, reporting to the Chief Executive Officer. Subject to the approval of the Company's Board of Directors and Shareholders, the Employee shall sit on the Company's Board of Directors.

     1.2 During the Employment Period (as defined below), the Employee shall serve the Company in the capacities described above, devoting his full time and best efforts to the business and affairs of the Company and the promotion of its interests, and performing all duties and services on behalf of the Company necessary to carry out the function of the offices as determined from time to time by the Board of Directors of the Company.

     2.   Employment Period.
          -----------------

     2.1 The "Employment Period" shall be the period from November 4, 1996 through November 4, 1999, unless sooner terminated pursuant to Section 2.3 or terminated by the Employee Severance Agreement (hereinafter "Severance Agreement").

     2.2 This Agreement will automatically renew every two (2) years, on the anniversary of the date set forth above, unless the Company gives the Employee six (6) months' notice prior to a renewal date that it does not intend to renew the Agreement.

     2.3 Notwithstanding the provisions of Sections 2.1 and 2.2, the Company shall have the right in its sole discretion, on written notice to the Employee, to terminate the Employee's employment with or without cause, such termination to be effective as of the date on which notice is given or as of such later date otherwise specified in the notice. In the event of the death of the Employee prior to any other termination of his employment or the Employment Period (i) his employment and the Employment Period shall terminate on the date of his death and (ii) except as expressly provided in Sections 3.2, and 6.1 hereof, the Company shall not have any obligation to pay salary or provide any benefits under this Agreement to the heirs, estate, executors, administrators or legal representative of the Employee in respect of any period after the death of the Employee.

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

     3.   Compensation.
          ------------

     3.1 The Company shall pay to the Employee for services to be rendered by the Employee a salary at the rate of Four Hundred Thousand ($400,000) dollars per annum, payable in equal installments no less frequently than twice monthly. Such salary will be reviewed at least annually and may be increased by the Board of Directors of the Company in its sole discretion. In addition, the Board of Directors of the Company may award an annual bonus to the Employee based on a target bonus of 50 percent of his base salary (the "Target Bonus") in accordance with the Corporate Bonus Plan or Plans which the Company then currently has in effect. If the Employee is still actively employed by the Company on September 30, 1997, the bonus for fiscal year 1997 shall be the greater of $200,000 or the actual corporate bonus.

     3.2 The Employee shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, savings plans, stock option, or other employee benefit of the Company which may be in effect at any time during the course of his employment by the Company, pursuant to the terms of the plans, and which shall be generally available to senior executives of the Company. He shall have a vacation entitlement of four weeks per calendar year, starting in 1997.

     4.   Other Activities During and After the Employment Period.
          -------------------------------------------------------

     4.1 During the Employment Period the Employee shall not undertake, continue, or otherwise engage in any employment, occupation, or business enterprise other than as provided in Section 1 of this Agreement except that subject to compliance with the provisions of this Agreement, the Employee may engage in reasonable activities with respect to personal investments of the Employee, outside board memberships or any outside activity previously approved by the Board of Directors of the Company.

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

     4.2 The Employee shall not at any time during or after the Employment Period (regardless of the reason for the termination thereof), directly or indirectly divulge, furnish, use, publish, or make accessible to any person or entity any Confidential Information (as hereinafter defined below) except as properly required in the conduct of the Company's business. Any records of Confidential Information prepared by the Employee or which come into the Employee's possession during the Employment Period are and remain the property of the Company, and upon termination of the Employee's employment all such records and copies thereof shall be either left with or returned to the Company.

     4.3 The term "Confidential Information" shall mean information disclosed to the Employee or known, learned, created, or observed by him as a consequence of or through his employment by the Company which is confidential, secret, or otherwise not generally known in the relevant trade or industry, and pertains directly or indirectly to the business activities, products, services, or processes of the Company, any subsidiary of the Company or any of their clients, customers or suppliers, including but not limited to information concerning mailing lists, advertising, sales promotion, publicity, sales data, research, copy, other printed matter, tear sheets, artwork, photographs, films, reproductions, layout, finances, accounting methods, processes, trade secrets, business plans, postal strategy, client lists and records, potential client lists, and client billing.

     5.   Post-Employment Activities.
          --------------------------

     5.1 During the Employee's service with the Company, and the period of one year commencing with the Employee's last compensation payment from the Company, regardless of the reason for such termination, the Employee shall not directly or indirectly engage in any business (whether as a lender, guarantor or otherwise), represent or otherwise render assistance to

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

any person or entity who or which competes or intends to compete, or who or which is affiliated (by reason of common control, ownership, or otherwise) with any other person or entity who or which competes or intends to compete, directly or indirectly with the business then conducted by the Company with respect to advertising or other mailing services in the United States; provided, however, that the foregoing shall not prevent the Employee from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than 1 percent of the voting stock of any company's securities.

     5.2 The Employee will not, during the period of one year after the receipt of his last compensation payment from the Company, regardless of the reason for his termination, hire or offer to hire or entice away or in any other manner persuade, either in the Employee's individual capacity or an agent for another, any officers, employees, or agents of the Company or any subsidiary to discontinue their relationship with the Company or any subsidiary, not divert or attempt to divert from the Company or any subsidiary any business whatsoever by influencing or attempting to influence any customer or supplier of the Company or any subsidiary.

     5.3 The Employee acknowledges that he has been employed for his special talents and this his leaving the employ of the Company could seriously hamper the business of the Company. The Employee agrees that the Company shall be entitled to injunctive relief, in addition to all remedies permitted by law, to enforce the provisions of this Section 5. The Employee further acknowledges that his training, experience, and technical skills are of such breadth that they can be employed to advantage in other areas which are not competitive with the present business of

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

the Company and consequently the foregoing obligations will not unreasonably impair his ability to engage in business activity after the termination of his present employment.

     6.   Severance Pay.
          -------------

     6.1 Except as otherwise provided in the Severance Agreement, in the event that the Company terminates the Employment Period prior to November 4, 1999 for any reason other than for Cause (as hereinafter defined), or the Employee terminates his employment as a result of any of the following reasons (i) without the Employee's consent, the Company assigns to the Employee duties inconsistent with this present position that materially diminish the scope of the Employee's duties or change his reporting relationship; (ii) the Company reduces the Employee's salary, or reduces the Employee's bonus, by a proportion substantially greater than the average proportionate reduction in salary or bonus awarded to the Company's other executive offices other than by operation of the Corporate Staff Bonus Plan (or any applicable successor plan); (iii) the Employee is not nominated for re-election to the Company's Board of Directors;
(iv) this Agreement or a successor Agreement is not renewed pursuant to Section
2.2 (notification of which shall constitute the start of the period for which the payment of benefits hereunder (including Severance Pay), the remaining term of this Agreement notwithstanding); or (v) the Company breaches any of its material obligations under this Agreement, then pursuant to the terms of the Company's policy III-20-6, the Company shall continue to pay salary continuation to the Employee at his then-current level, and shall continue to allow the Employee to participate in all plans and benefit programs in which the Employee shall have been participating, pursuant to Section 3.2, except stock options and grant plans, vacation accrual, and any car allowances, when the Employee's inactive pay status begins, for one (1) year after the Employee's inactive pay status begins. The Employee shall be entitled to a target bonus, to be paid at the regular time for

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

Company bonus payments. The Employee shall have the option of taking the amount due to him under this provision in a lump sum, less required withholding, within ten days of the termination, which will have the effect of terminating his entitlement to continued participation in the Company's benefit plans. Any balance of the year's compensation due the Employee if he should find other employment in this year will be paid in a lump sum at that time. However, the Company shall not in any case have the obligation to pay such salary or allow such participation in the event of any material breach by the Employee of his obligations under this Agreement. The Company shall not be relieved of its obligations to pay salary pursuant to this Section 6.1 by reason of the death of the Employee.

     6.2 For purposes of this Agreement, the term "Cause" shall mean: (i) failure by the Employee to comply with any of the material terms of this Agreement; (ii) willful engagement by the Employee, in his capacity as an executive officer of the Company or any subsidiary; in gross misconduct injurious to the Company or any subsidiary; (iii) neglect or refusal by the Employee to attend to the material duties assigned to him by the Board of Directors of the Company; (iv) intentional misappropriation of property of the Company or any subsidiary; (v) the commission by the Employee of an act of fraud or embezzlement; (vi) conviction of the Employee for a crime (excluding minor traffic offenses); or (vii) the failure of the Employee because of illness or other incapacity to render any services or perform any duties required pursuant to Section 1 hereof for any period of one hundred sixty (160) consecutive days during the Employment Period or for shorter periods aggregating more than six months during the Employment Period; provided, however, if the Employee should leave the Company under the circumstances described in (vii), he will be entitled to such benefits as provided in the then current Long- and Short-term disability plans.

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

     7.   Restricted Shares and Stock Options.
          -----------------------------------

     7.1 Upon the day of the first meeting of the Company's Board of Directors after the commencement of the Employee's Employment Period ("First Board Meeting"), the Employee shall be entitled to receive the following stock grants:

          (a) 30,000 restricted shares of the Company's common stock, which shall be subject to the terms of the 1986 Employee Restricted Stock Plan. The stock shall vest one-third on each of the first, second and third anniversaries of this grant if the Employee is still on the payroll of the Company on those dates.

          (b) Options to purchase 100,000 shares of the Company's common stock under the Company's 1988 Stock Option Plan, subject to the terms of that plan. Said options shall vest one-quarter each on each of the first, second, third and fourth anniversaries of this grant if the Employee is still on the payroll of the Company on those dates.

     7.2 After the Employee goes on inactive pay status, all stock options and restricted stock then held by the Employee shall continue to vest as long as the Employee remains on wage continuation, as described in paragraph 6.1 above, notwithstanding any provision in any relevant plan to the contrary.

     7.3 In the event of Change of Control of the Company, as described in the Severance Agreement, the Employee shall immediately become fully vested in his Restricted Shares and Stock Options pursuant to the terms of the relevant plan documents.

     8.   Other Considerations.
          --------------------

          (a) Employee shall receive a car allowance commensurate with that received by other officers in the Company at his level. That amount is currently at $600 per month.

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

          (b) In lieu of policy relocation compensation and standard home buyout reimbursement, the Employee shall receive

              (1) A sign-on bonus of $100,000 (gross).

              (2) Minor relocation of limited personal effects to the Hartford area.

              (3) Closing costs on purchase of a residence in the Hartford area.

     9.   Assignment.    This Agreement shall insure to the benefit of and be
          ----------
binding upon the Company, its successors and assigns, and upon the Employee and his heirs, estate, executors, administrators, and legal representatives. This Agreement shall not be assignable by the Employee.

     10.  No Third Party Beneficiaries.    This Agreement does not create, and
          ----------------------------
shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except (i) with respect to salary or other payments or benefits required to be paid after the death of the Employee pursuant to Section
6.1 hereof and (ii) the Severance Agreement.

     11.  Arbitration.    Any controversy or claim arising out of or relating to
          -----------
this contract, or the breach, termination or validity thereof, except a breach by the Employee of Section 5, shall be settled by arbitration in accordance with the American Arbitration Association's Employment Dispute Resolution Rules, in Hartford, Connecticut.

     12.  Headings.    The headings of the sections are inserted for convenience
          --------
only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     13.  Interpretation.    In case any one or more of the provisions contained
          --------------
in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect,

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

such invalidity, illegality, or unenforceable provision shall be treated as if it had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     14.  Notices.    All notices under this Agreement shall be in writing and
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shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

To the Company:      ADVO, Inc.
                     One Univac Lane
                     Windsor, CT  06095
                     Attn:  General Counsel

To the Employee:      Mr. Gary M. Mulloy
                      1 UNIVAC LANE
                      -----------------------
                      WINDSOR, CT.
                      -----------------------

provided, however, that any notice of change of address shall be effective only upon receipt.

     15.  Waivers.    If either party should waive any breach of any provision
          -------
of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of the Agreement.

     16.  Complete Agreement; Amendments.    The foregoing is the entire
          ------------------------------
Agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled, or discharged except by written instrument executed by both parties hereto.

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

     17.  Governing Law.    This Agreement is to be governed by and construed in
          -------------
accordance with the laws of the State of Connecticut, without giving effect to principles or conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                      ADVO, INC.


                                      BY /s/ Robert Kamerschen
                                         -------------------------
                                         Robert Kamerschen

                                         Chairman



                                         /s/ Gary M. Mulloy
                                         -------------------------
                                         Gary M. Mulloy

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